EXHIBIT 21.1


                        List of Registrant's Subsidiaries


                                                                    Percentage
                                                                     Owned by
Name                                       Jurisdiction             Registrant
----                                       ------------             ----------
Globalware Computing, Inc.                  Illinois                   100%
AvantGo Europe Limited                          U.K.                   100%